REALLOCATION AGREEMENT


                  THIS AGREEMENT (this "Agreement") is entered into as of the 22nd day of May, 1997, by and between Robert A. Zummo ("Zummo") and Francis X. Suozzi ("Suozzi").

                  WHEREAS, all of the issued and outstanding common stock, $.01 par value per share (the "Valentec Shares"), of Valentec International Corporation, a Delaware corporation ("Valentec"), is owned by Zummo, Suozzi and the Valentec International Corporation Employee Stock Ownership Plan (the "ESOP");

                  WHEREAS, simultaneously with the execution of this Agreement, Zummo and Suozzi are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the ESOP and Safety Components International, Inc., a Delaware corporation ("SCI"), which provides for the sale by Zummo, Suozzi and the ESOP of the Valentec Shares in exchange for approximately 1,369,200 shares of common stock, $.01 par value per share, of SCI (the "SCI Stock");

                  WHEREAS, immediately prior to the closing of the Stock Purchase Agreement, Valentec sold its 88.8% equity interest in Valentec International Limited, a company formed under the laws of the United Kingdom ("VIL"), to Zummo for $75,000;

                  WHEREAS, Suozzi is willing to release (the "Release") each of Valentec and Zummo from any and all obligations under any consulting agreements, except for the Consulting Agreement dated as of the date hereof between VIL and Suozzi (the "New Consulting Agreement"), or similar arrangements or obligations and all other obligations and liabilities of whatsoever nature between Suozzi and Valentec and/or Zummo (collectively, the "Consulting Arrangements"); and

                  WHEREAS, in consideration of the Release, the number of shares of SCI Stock to be received by Zummo under the terms of the Stock Purchase Agreement is being reduced by such number of such shares as have an aggregate value of $400,000, based on the closing sales price of the NASDAQ National Market on the day immediately preceding the closing of the Stock Purchase Agreement (the "Reallocated Shares") and the number of shares of SCI Stock to be received by Suozzi under the terms of the Stock Purchase Agreement is being increased by the number of Reallocated Shares.

                  NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


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                  1.  Payment  Terms.  Zummo agrees that the number of shares of
SCI Stock to be received by Zummo under the terms of the Stock Purchase Agreement shall be reduced by 36,430 shares, consistent with the formula set forth in the preamble to this Agreement and that the number of shares of SCI Stock to be received by Suozzi under the terms of the Stock Purchase Agreement shall be correspondingly increased.

                  2. Release. Suozzi hereby releases and discharges Valentec and Zummo, and each of their respective successors and assigns, affiliates and agents and any subsidiaries, officers, directors or heirs, executors and administrators, as the case may be, from all actions, claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, contracts, promises, trespasses, damages, judgments, extents, and demands whatsoever, in law, admiralty or equity (collectively, the "Claims"), including without limitation, any and all Claims arising from the Consulting Arrangements (other than the New Consulting Agreement).

                  3. Sale of VIL. Suozzi hereby acknowledges and agrees that the $75,000 in consideration paid by Zummo for the purchase of 88.8% of the capital stock of VIL represents fair and adequate consideration and that he shall have no claim or ownership interest whatsoever in any of the capital stock or assets of VIL.

                  4. Voting and Sale Restrictions. Suozzi hereby agrees so long as he is not voted off the board of directors of SCI, for a period of three years from the date hereof, to vote all shares of SCI Stock beneficially owned by him on any manner put to a vote of the shareholders of SCI in the same manner as recommended by a majority of the board of directors of SCI or if no such recommendation of the board of directors has been made, as directed by Zummo. The restrictions contained in this paragraph shall not apply to any transferee of the shares of SCI Stock.

                  5.       Miscellaneous.

                  (1) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

                  (2) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:


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If to Zummo, to:                    9963 North 79th Place
                                    Scottsdale, AZ 85258
                                    Telecopy: (602) 483-3468

If to Suozzi, to:                   112 Brown Avenue
                                    Spring Lake, NJ 07662

                  (3) Severability, Binding Effect. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms and provisions of this Agreement in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (4) Amendment; Waiver. No provision of this Agreement may be waived, altered or amended, except by written agreement between the parties hereto. Any waiver by any party hereto of a breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege.

                  (5) Entire Agreement. This Agreement and the Stock Purchase Agreement contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings between the parties hereto related to such matters.


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                  IN WITNESS  WHEREOF,  the parties hereto have duly caused this
Agreement to be duly executed as of the date first above written.

                                          -----------------------------
                                          Robert A. Zummo


                                          -----------------------------
                                          Francis X. Suozzi


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